Exhibit 99.2

December 18, 2013

The Board of Directors

Rockville Financial, Inc

45 Glastonbury Boulevard,

Glastonbury, CT 06033

Re:	Consent of RBC Capital Markets, LLC

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated November 14, 2013, to the Board of Directors of Rockville Financial, Inc. (the “Company”) as Annex C to the Joint Proxy Statement/Prospectus relating to the proposed merger by and between United Financial Bancorp, Inc., and the Company, which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of the Company, and to the references to our firm and such opinion under the headings “Summary-Opinion of Rockville’s Financial Advisors-Opinion of RBC Capital Markets, LLC” and “The Merger-Opinion of RBCCM” in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ RBC Capital Markets, LLC